Exhibit 99.1

EBIX ANNOUNCES RECORD REVENUES WITH SECOND QUARTER

DILUTED EPS OF 47 CENTS

ATLANTA, GA – August 7, 2012 – Ebix, Inc. (NASDAQ:EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported its financial results for the second quarter of 2012 and will host a conference call at 11:00 a.m. EDT (details below)

Ebix delivered the following results for its second quarter, fiscal year 2012:

Revenues: Total Q2 2012 revenue was $47.7 million, an increase of 13% on a year-over-year basis, as compared to Q2 2011 revenue of $42.3 million. During the six months ended June 30, 2012 revenue increased $9.2 million or 11%, to $91.5 million compared to $82.3 million during the same period in 2011.

Operating Income: Q2 2012 operating income grew 6% as compared to the operating income of $16.7 million in Q2 2011 after excluding a one-time non-recurring gain of $1.9 million in Q2 2011, from the reversal of contingent earn out accrued liabilities related to certain business acquisitions made in 2010. During the six months ended June 30, 2012 the Company operating income grew 11% to $36.0 million as compared to $32.4 million in the first six months of 2011 after excluding the Q2 2011 one-time non-recurring item. Q2 2012 GAAP operating income was $17.7 million, a decrease of 5% as compared to Q2 2011 GAAP operating income of $18.6 million. Year-to-date GAAP operating income through Q2 2012 was $36.0 million, reflecting an increase of 5% when compared to the $34.2 million for the same six-month period in 2011.

Operating Cash Flow: Net cash provided by the Company’s ongoing operations in Q2 2012 was $21.0 million, an increase of 7% year-over-year, compared to $19.6 million in Q2 of 2011. During the six months ended June 30, 2012 the Company generated $34.7 million of net cash flow from operating activities, an increase of 17% as compared to $29.9 million in the first six months of 2011.

Margins: The Company reported an operating margin of 37% for Q2 2012 as compared to 40% for the same period during 2011, after excluding the impact of the one-time non-recurring gain in Q2 of 2011 of $1.9 million. The operating margin for the first six months of 2012 was 39%.

Net Income: Q2 2012 Net income grew 14% to $18.1 million as compared to the Q2 2011 net income of $15.9 million in Q2 2011, after excluding the one-time non-recurring gain items totaling $6.5 million in Q2 of 2011, related to a $4.6 million benefit from the release of valuation allowances held against deferred tax assets associated with tax net operating losses carry forwards and the reversal of $1.9 million contingent earn out liabilities. Q2 2012 GAAP net income was $18.1 million, a decrease of 19% on a year-over-year basis, as compared to Q2 2011 GAAP net income of $22.3 million.

Earnings per Share: Q2 2012 diluted earnings per share rose 24% year-over-year to $0.47, as compared to $0.37 in the second quarter of 2011, after excluding the non-recurring items in Q2 of 2011 (mentioned above) amounting to $0.16 of diluted earnings per share. For purposes of the Q2 2012 EPS calculation, there was an average of 38.8 million diluted shares outstanding during the quarter, as compared to 42.3 million diluted shares outstanding in Q2 of 2011. Q2 2012 GAAP diluted earnings per share was $0.47, a decrease of 12% as compared to Q2 2011 GAAP diluted earnings per share of $0.53.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 80% of the Company’s Q2 2102 Revenue as compared to 76% in Q2 of 2011.

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2012	2011	2012	2011
Exchanges	$38,182	$32,222	$72,828	$63,287
Broker Systems	4,422	4,824	9,176	8,666
Business Process Outsourcing (“BPO”)	3,890	3,753	7,461	7,372
Carrier Systems	1,222	1,468	2,078	2,992

Totals	$47,716	$42,267	$91,543	$82,317

Share Repurchases: During Q2 2012, the Company repurchased 506,700 shares of our common stock at an average price of $18.54 for an aggregate amount of $9.4 million. Subsequent to June 30, the Company has purchased 280,818 shares of its common stock at an average price of $20.49 for an aggregate amount of $5.8 million. The Company currently has approximately $8.6 million remaining in its share repurchase authorization.

“Ebix produced another successful quarter with record revenues of $47.7 million. Q2 2012 results include only one month of revenue from two of our recent acquisitions Planetsoft and Fintechnix.” Ebix Chairman, President & CEO Robin Raina said. “Our sales and marketing management is excited about the future and is committed to ensuring that the Company capitalizes on its market leading products and services.”

Robin added, “The year-to-date operating cash flows till 30th June 2012 were the highest for any comparable period in our history. Strategically, the quarter was one of the busiest with the acquisition of a number of companies and a minority investment in another company. We added new business lines and made significant product extensions to our core capabilities in the US and Internationally. As we integrate these acquisitions tightly, we expect increased synergies coming out in terms of improved margins for the Company.”

“Our sustained strong operating cash flows enabled Ebix to return capital to shareholders during the quarter with $9.4 million of shares repurchases, and a $1.8 million quarterly cash dividend, Ebix SVP and CFO Robert Kerris said. “Furthermore, during the quarter the Company continued to invest in the growth of the business with $46.7 million of accretive business acquisitions and strategic investments, and $402 thousand of capital expenditures.” Our balance sheet remains strong with aggregate cash, cash equivalents, and short-term cash deposit investments of $26.8 million as of June 30, 2012, and working capital of $11.2 million. With our combined aggregated cash reserves and the available financing capacity from our $100 million syndicated bank-financing facility, the Company presently has access to approximately $49.0 million of readily available cash resources. Our accounts receivable DSO stood at 57 days as of June 30, 2012, continuing an improving trend as this reflects a reduction of 7 days from year-end 2011, and 14 days from a year earlier at June 30, 2011.”

Investor Conference Call

Ebix will host a conference call to discuss its second quarter 2011 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690, Passcode: 5770340. A replay of the audio and text of the investor call will be available through the company’s Investor Relations home page at http://www.ebix.com

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). With a recent ISO 27001-security certification, the Company also has a ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com

Investor Relations Contacts:

Steven Barlow, 678-281-2043 or steve.barlow@ebix.com

Aaron Tikkoo, 678-281-2027 or atikkoo@ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2011, included under “Item 1A. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

# # #

(Financial tables follow)

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating revenue	$47,716	$42,267	$91,543	$82,317

Operating expenses:
Cost of services provided	9,157	8,914	18,186	16,221
Product development	5,814	4,802	10,086	9,421
Sales and marketing	4,296	3,261	8,108	6,113
General and administrative	8,577	4,694	15,021	12,455
Amortization and depreciation	2,161	1,991	4,102	3,868

Total operating expenses	30,005	23,662	55,503	48,078

Operating income	17,711	18,605	36,040	34,239
Interest income	110	129	277	329
Interest expense	(312)	(159)	(565)	(374)
Other non-operating income (loss)	262	(464)	262	(818)
Foreign currency exchange gain	2,591	1,397	2,295	2,865

Income before income taxes	20,362	19,508	38,309	36,241
Income tax benefit (expense)	(2,295)	2,840	(4,557)	1,271

Net income	$18,067	$22,348	$33,752	$37,512

Basic earnings per common share	$0.49	$0.57	$0.92	$0.97

Diluted earnings per common share	$0.47	$0.53	$0.86	$0.90

Basic weighted average shares outstanding	36,908	39,159	36,679	38,658

Diluted weighted average shares outstanding	38,827	42,344	39,175	41,882

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,313	$23,696
Short-term investments	1,458	1,505
Trade accounts receivable, less allowances of $1,195 as of June 30, 2012 and $1,719 as of December 31, 2011	33,096	31,133
Deferred tax asset, net	2,632	2,981
Other current assets	6,102	4,502

Total current assets	68,601	63,817

Property and equipment, net	10,319	8,834
Goodwill	320,238	259,218
Intangibles, net	50,852	38,386
Indefinite-lived intangibles	30,798	30,453
Deferred tax asset, net	5,432	9,412
Other assets	3,238	1,062

Total assets	$489,478	$411,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,927	$18,719
Accrued payroll and related benefits	5,517	5,034
Short term debt	10,656	6,667
Current portion of long term debt and capital lease obligations, net of discount of $49 and $0, respectively	872	165
Deferred revenue	18,060	16,460
Current deferred rent	279	266
Other current liabilities	117	2,468

Total current liabilities	57,428	49,779

Revolving line of credit	32,840	31,750
Long term debt and capital lease obligations, less current portion, net of discount of $68 and $0, respectively	36,380	8,468
Other liabilities	4,313	3,803
Contingent liability for accrued earn-out acquisition consideration	15,066	—
Put option liability	1,114	—
Deferred revenue	130	328
Long term deferred rent	1,586	939

Total liabilities	148,857	95,067

Commitments and Contingencies, Note 5

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, $0.10 par value, 60,000,000 shares authorized, 37,431,635 issued and 37,391,126 outstanding at June 30, 2012 and 36,418,385 issued and 36,377,876 outstanding at December 31, 2011	3,748	3,638
Additional paid-in capital	176,836	179,518
Treasury stock (40,509 shares as of June 30, 2012 and December 31, 2011)	(76)	(76)
Retained earnings	168,015	137,559
Accumulated other comprehensive income	(7,902)	(4,524)

Total stockholders’ equity	340,621	316,115

Total liabilities and stockholders’ equity	$489,478	$411,182

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$33,752	$37,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,102	3,868
Benefit for deferred taxes	(956)	(2,954)
Share based compensation	1,059	1,143
Provision for doubtful accounts	316	337
Debt discount amortization on convertible debt	13	21
Unrealized foreign exchange gain on forward contracts	—	(238)
Unrealized foreign exchange gain	(593)	(1,769)
(Gain) loss on put option	(263)	925
Reduction of acquisition earnout accruals	—	(1,868)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,163	(3,693)
Other assets	(1,009)	825
Accounts payable and accrued expenses	(858)	(3,482)
Accrued payroll and related benefits	(384)	(850)
Deferred revenue	(225)	(781)
Deferred rent	(56)	(120)
Other current liabilities	(2,338)	867

Net cash provided by operating activities	34,723	29,743

Cash flows from investing activities:
Acquisition of ADAM, net of cash acquired	—	3,529
Investment in MCN, net of cash acquired	(1,537)	(381)
Acquisition of BSI, net of cash acquired	(992)	—
Acquisition of Taimma, net of cash acquired	(5,003)	—
Acquisition of Fintechnix, net of cash acquired	(4,713)	—
Acquisition of Planetsoft, net of cash acquired	(33,967)	—
Investment in Curepet, Inc.	(2,000)	—
Investment in ConfirmNet	—	(184)
Maturities of marketable securities	979	7,600
Purchases of marketable securities	(785)	(3,080)
Capital expenditures	(1,079)	(1,335)

Net cash provided by/(used in) investing activities	(49,097)	6,149

Cash flows from financing activities:
Repayments on revolving line of credit, (net of proceeds)	1,090	(16,250)
Proceeds from term loan	45,000	16,250
Principal payments of term loan obligation	(15,000)	(3,074)
Repurchases of common stock	(9,396)	(26,198)
Settlement on conversion of convertible debt	—	(6,761)
Excess tax benefit from share-based compensation	50	127
Proceeds from the exercise of stock options	714	14
Dividend payments	(3,296)	—
Principal payments of debt obligations	(600)	—
Payments of capital lease obligations	(165)	(186)

Net cash provided by/ (used in) financing activities	18,397	(36,078)

Effect of foreign exchange rates on cash	(2,406)	416

Net change in cash and cash equivalents	1,617	230
Cash and cash equivalents at the beginning of the period	23,696	23,397

Cash and cash equivalents at the end of the period	$25,313	$23,627

Supplemental disclosures of cash flow information:
Interest paid	$567	$361
Income taxes paid	$4,842	$1,505